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                                                                     Exhibit 5.2


July 22, 2004


Board of Directors
Carmike Cinemas
Columbus, Georgia


Ladies and Gentlemen:

         In our capacity as Alabama counsel for your subsidiary Eastwynn Theatres, Inc., an Alabama corporation (the "Company"), we have examined portions of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-115134) (the "Registration Statement"), in form as proposed to be filed by Carmike Cinemas, Inc., as issuer (the "Issuer"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Act"), relating to the registration of the offer of the Issuer to exchange up to $150,000,000 in aggregate principal amount of 7.500% Senior Subordinated Notes due 2014 that have been registered under the Act (the "New Notes") for any and all outstanding 7.500% Senior Subordinated Notes due 2014 of the Issuer that have not been registered under the Act (the "Old Notes"), which New Notes are to be, and which Old Notes have heretofore been, issued under an Indenture dated as of February 4, 2004 among the Issuer, the Company and certain of your other subsidiaries, as guarantors, and Wells Fargo Bank Minnesota, National Association, as Trustee, pertaining to 7.500% Senior Subordinated Notes due 2014 (the "Indenture"). In this connection, we have examined and relied upon such records, documents, proceedings and certificates of officers of the Company and public officials as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                  Based upon the foregoing, we are of the opinion that:

         1. The Indenture has been duly authorized, executed and delivered by the Company; and

         2. The execution of the Notation of Guarantee on the New Notes in connection with the exchange of the New Notes for the Old Notes has been duly authorized by the Company.


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Board of Directors
July 22, 2004
Page 2
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                  We hereby consent to the filing of this opinion with the
         Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the heading "Legal Matters" in the prospectus, which is a part of the Registration Statement.


                                     Yours very truly,


                                     /s/ Bradley Arant Rose & White LLP